Exhibit 4.1

RichUncles Real Estate Investment Trust I

 Subscription Agreement

All capitalized terms herein have the definitions ascribed to them in the Prospectus

INVESTMENT	Make check payable to “NEXREGEN REAL ESTATE INVESTMENT TRUST I”

Number of Shares: ________ X $10/Share (500 Share minimum) = $_____________

Initial Purchase _________ Add On _________
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TYPE OF OWNERSHIP	1. _____ Individual	4. _____ Partnership	8. _____ IRA
Check only one	*2. _____ Joint Tenants with	5. _____ LLC	9. _____ Roth IRA
	right of Survivorship	6. _____ Trust	10. _____ SEP/IRA
	3. _____ Corporation	7. _____ Pension Plan	11. _____ KEOGH Plan

2	*Two signatures required (provide Custodian information)

REGISTRATION and DISTRIBUTIONS Please print name(s) in which Shares are to be registered and address for Distributions	(1)	Age

	(2)	Age

	Address

	City State Zip

3	Email Address:	Phone	( )

REGISTERED OWNER’S Social Security or Tax I.D. Number

	(1)	(2)
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RESIDENCE ADDRESS Investors must complete if different from section 3 above.	Investors

Address:

City State Zip
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By placing your Initials in all of the spaces provided below, each of the undersigned purchasers hereby represents, warrants, covenants and agrees:

INITIALS

_______ A. California Resident. I am a resident of the State of California. I understand that for purposes of determining if I qualify as a California resident, my residence will be determined as follows: (i) an individual’s principal residence must be in California, (ii) corporations, partnerships, LLC’s, trusts or other forms of business organizations must have a principal office in California, and (iii) for corporations, partnerships, LLC’s, trusts, or other forms of business organizations which were organized for the specific purpose of acquiring Shares, all of the beneficial owners of the entity must be residents of the State of California.

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_______ B. Financial Suitability Standards. I have (i) an annual gross income of at least $75,000 and a net worth of at least $75,000; and/or (ii) a net worth of at least $250,000. This investment will be less than 10% of my net worth. (Net worth in all cases should be calculated excluding the value of your home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, or by the person who directly or indirectly supplied the funds for the purchase of the Shares if such person is the fiduciary.)

_______ C. The Prospectus. I have read the Prospectus for this Offering. I acknowledge that the Shares are being offered pursuant to the terms and in the manner described in the Prospectus.

_______ D. Acceptance of Subscription. I understand that the company may accept or reject my Subscription in whole or in part, and no sale of any Shares will be deemed to have occurred until the company has accepted my Subscription. I understand and agree that Subscriptions need not be accepted in the order received. Should this Subscription be rejected, this Subscription shall be rendered void and of no further force and effect and the company will return the subscription price paid by me, without interest, within two (2) business days.

                E. Additional Representations and Warranties. I hereby represent and warrant as follows:

_______ (i) I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of an investment in the Shares (including but not limited to the risk that I may lose my entire investment) and the suitability of the Shares as an investment for me.

_______ (ii) I am acquiring the Shares for my own account for investment and not with the view toward resale or redistribution, and I do not presently have any reason to anticipate any change in my circumstances or other particular occasion or event which would create a need for me to sell the Shares. Unless I have indicated otherwise, no other person has any beneficial interest in the Shares.

_______ (iii) I understand that this investment should be regarded as generally illiquid and that I may have difficulty in selling my Shares since they are not traded on a securities exchange or other organized market. The company does have a share repurchase program (described in the prospectus) and some brokerage services offer to buy shares of non-publicly traded REITS, usually at a discount. In addition, the transfer of Shares is otherwise subject to certain restrictions.

_______ (iv) I have received, carefully read, and understand the Prospectus, including the exhibits attached thereto and any amendments thereof and including those sections describing tax consequences.

_______ (v) I understand the background and qualifications of the company’s sponsor and advisor.

_______ F. Indemnification. I understand the meaning and legal consequences of the representations and warranties made in this Subscription Agreement and hereby agree to indemnify and hold harmless the company, and its sponsors and general partner, from and against any and all loss, damage or liability due to or arising out of a breach of any such representation or warranty.

_______ G. Taxpayer Information. The investor signing below, under penalties of perjury, certifies that (i) the number shown above is my correct taxpayer identification number, (ii) I am not subject to backup withholding because I am exempt from back up withholding, (iii) I have not been notified by the Internal Revenue Service that I am subject to backup withholding, and (iv) I am a U.S. person (including a U.S. resident alien). We are required by law to obtain and record certain personal information from you or persons on your behalf in order to accept your Subscription. If you do not provide the information or documentation, we may not be able to accept your Subscription. By signing this Subscription Agreement, you agree to provide this information and confirm that this information is true and correct.

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_______ H. Survival. All representations, warranties and covenants contained in this Subscription Agreement and the indemnification contained herein shall survive (a) the acceptance of the Subscription Agreement by the company; (b) changes in the transactions, documents and instruments described in the Prospectus which are not material or which are to the benefit of any investor; and (c) my death or disability.

Date Signed:	Place Where Signed:

A. INDIVIDUAL INVESTOR AND JOINT TENANTS WITH RIGHT OF SURVIVORSHIP

X		X
	Signature (Investor)		Signature (Investor)

B. FOR ALL ENTITIES (Corporation, Partnership, LLC, Trust, etc.)

Print Name of Entity (Investor)

By:
	Print Name of Authorized Representative	Title

X
Signature

C. CUSTODIAL ACCOUNTS: For Custodial Accounts, such as IRA’s and other qualified plans, checks should be made payable to the custodian and sent, with a completed copy of this Subscription Agreement, directly to the custodian who will then forward the necessary documentation and payment.

Custodian Information – to be completed by Custodian:

Name of Custodian, Trustee or other Administrator: __________________________________________

FBO Account Holder Name: _____________________________________________________________

Account Number: ______________________________________________________________________

Street / P.O. Box: ______________________________________________________________________

City, State, Zip: ________________________________________________________________________

Custodian Tax ID #: ____________________________________________________________________

Custodian Telephone #: __________________________________________________________________

Custodian Email Address: ________________________________________________________________

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This Subscription Agreement and payment for the Shares purchased (check payable to “RichUncles Real Estate Investment Trust I”) must be mailed to:

RichUncles Real Estate Investment Trust I

1419 Dolphin Terrace

Corona del Mar, CA 92625

Submit questions or comments to info@nexregen.com or toll-free 1-888-749-3026

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